Exhibit 5.1

August 4, 2011

Astronics Corporation

130 Commerce Way

East Aurora, New York 14052

Re: Astronics Corporation

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Astronics Corporation, a New York corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act, together or separately and in one or more series (if applicable) of up to $150,000,000 aggregate offering amount of: (i) debt securities of the Company (the “Debt Securities”); (ii) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”); (iii) shares of the Company’s preferred stock (the “Preferred Stock”); (iv) warrants for the purchase of Debt Securities, Common Stock, Preferred Stock or units of two or more of such securities (the “Warrants”); (v) rights to purchase Common Stock, Preferred Stock or Debt Securities offered to the Company’s security holders (the “Rights”); (vi) stock purchase contracts to purchase shares of Common Stock or Preferred Stock (the “Stock Purchase Contracts”); and (vii) units consisting of one or more of the securities described above. The Debt Securities, Common Stock, Preferred Stock, Warrants, Rights, Stock Purchase Contracts and units of the foregoing securities are collectively referred to herein as the “Securities.” The Debt Securities are to be issued under an indenture between the Company and a trustee to be named at the time such Debt Securities are issued (the “Base Indenture”).

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of such records of the Company and certificates of officers of the Company and of public officials and such documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

We have assumed without independent investigation that:

(i) at the time any Securities are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws;

(ii) at the Relevant Time, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and all related documentation and will comply with all applicable laws;

(iii) all Securities will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement;

(iv) at the Relevant Time, all corporate or other action required to be taken by the Company to duly authorize each proposed issuance of Securities and any related documentation (including (a) the due reservation of any shares of Common Stock or Preferred Stock for issuance upon exercise, conversion or exchange of any Securities into Common Stock or Preferred Stock (a “Convertible Security”), and (b) the execution, delivery and performance of the Securities and any related documentation referred to in paragraphs 1 through 7 below) shall have been duly completed and shall remain in full force and effect;

(v) upon issuance of any Common Stock or Preferred Stock, including upon exercise, conversion or exchange of any Convertible Security, the total number of shares of Common Stock or Preferred Stock issued and outstanding will not exceed the total number of shares of Common Stock or Preferred Stock, as applicable, that the Company is then authorized to issue under its certificate of incorporation and other relevant documents;

(vi) in the case of Debt Securities, at the Relevant Time, the relevant trustee shall have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), a Statement of Eligibility of the Trustee on Form T-1 shall have been properly filed with the Commission and the Base Indenture shall have been duly qualified under the TIA;

(vii) neither the certificate of incorporation of the Company nor any applicable law will, after the date hereof, be amended in any manner that would adversely affect the opinions rendered herein; and

(viii) at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized by all necessary corporate or other action of the Company, and duly executed and delivered by the Company and the other parties thereto.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1. With respect to the Debt Securities, when:

(a) the Base Indenture has been duly executed and delivered by the Company and the relevant trustee,

(b) the terms and conditions of such Debt Securities have been duly established by authorizing resolutions or supplemental indenture in accordance with the terms and conditions of the Base Indenture,

(c) any such authorizing resolutions have been duly certified by the Company and delivered to the relevant trustee or such supplemental indenture has been duly executed and delivered by the Company and the relevant trustee (in each case, together with the relevant Base Indenture, the “Indenture”),

(d) such Debt Securities have been executed, delivered and authenticated in accordance with the terms of the applicable Indenture and issued and sold for the consideration set forth in the applicable definitive purchase, underwriting or similar agreement, and

(e) all agreements relating to any collateral or security arrangements have been validly executed and delivered by the Company,

such Debt Securities will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

2. With respect to shares of Common Stock, when:

(a) certificates representing such shares of Common Stock (or a statement of holdings representing uncertificated shares) have been duly executed, issued and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, or (ii) upon exercise, conversion or exchange of any Convertible Security, in accordance with the terms of such Convertible Security or the instrument governing such Convertible Security providing for such exercise, conversion or exchange, and for any additional consideration specified therein, which consideration (including any consideration paid for such Convertible Security), on a per share basis, shall in either event not be less than the par value of the Common Stock, and

(b) any such Convertible Security was validly issued and is fully paid and non-assessable (in the case of an equity Security) or is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, such shares of Common Stock will be validly issued, fully paid and non-assessable.

3. With respect to shares of Preferred Stock, when:

(a) the certificate of designations relating to such Preferred Stock (the “Certificate of Designations”) has been duly executed by the Company and filed with the Secretary of State of the State of New York,

(b) certificates representing the shares of Preferred Stock (or a statement of holdings representing uncertificated shares) have been duly executed, delivered and issued in accordance with the provisions of the Certificate of Designations,

(c) such shares have been issued either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement and for the consideration therefor provided for therein or (ii) upon exercise, conversion or exchange of any Convertible Security or the instrument governing such Convertible Security and for any additional consideration specified therein, which consideration (including any consideration paid for such Convertible Security), on a per share basis, shall in either event not be less than the par value of the Preferred Stock, and

(d) any such Convertible Security was validly issued and is fully paid and non-assessable (in the case of an equity Security) or is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

4. With respect to the Warrants, when:

(a) a warrant agreement relating to such Warrants (the “Warrant Agreement”) has been duly executed and delivered by the Company and each other party thereto,

(b) the terms of the Warrants have been established in accordance with the Warrant Agreement, and

(c) the Warrants have been duly executed, delivered and issued in accordance with the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, such Warrants will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. With respect to the Rights, when:

(a) a rights agreement relating to such Rights (the “Rights Agreement”) has been duly executed and delivered by the Company and each other party thereto,

(b) when the Rights or certificates representing the Rights have been duly executed, delivered and authenticated in accordance with the terms of the Rights Agreement; and

(c) the Rights have been duly executed, delivered and issued in accordance with the Rights Agreement for the consideration provided for therein,

such Rights will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. With respect to the Stock Purchase Contracts, when:

(a) a stock purchase contract agreement (“Stock Purchase Contract Agreement”) has been duly executed and delivered by the Company and each other party thereto,

(b) the terms of the Stock Purchase Contracts have been established in accordance with the Stock Purchase Contract Agreement,

(c) the terms of any collateral or security arrangements relating to such Stock Purchase Contracts have been established and the agreements thereto have been validly executed and delivered by each of the parties thereto and any collateral has been deposited with the collateral agent, if applicable, in accordance with such arrangements, and

(d) such Stock Purchase Contracts have been executed and delivered in accordance with the Stock Purchase Contract Agreement and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, such Stock Purchase Contracts will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. With respect to the Units, when:

(a) a unit agreement relating to the Units (the “Unit Agreement”) has been duly executed and delivered by the Company and each other party thereto,

(b) the terms of the Units have been duly established in accordance with the Unit Agreement, and

(c) certificates representing the Units have been duly executed and delivered in accordance with the Unit Agreement and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, such Units will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions:

A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the United States of America. This opinion is limited to the effect of the current state of the laws of the State of New York, the United States of America and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B. The opinions above (other than those in paragraphs 2 and 3) are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

C. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights, (ii) provisions relating to indemnification, exculpation or contribution, to the extent that such provisions may be held unenforceable as contrary to public policy or federal or state securities laws, and (iii) any waiver of the right to jury trial.

You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and we understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof, and (ii) you will afford us an opportunity to (A) review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents) and (B) file such supplement or amendment to this opinion as we may reasonably consider necessary or appropriate.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Hodgson Russ LLP

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